Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of First National Corporation of our report dated March 23, 2018 relating to the consolidated financial statements of First National Corporation, appearing in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
November 15, 2018